Exhibit 16

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Michael G. Clarke, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph D’Alessandro, Megan E. Garcy, Brian D. McCabe and Bruce Rosenblum, each individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Series Trust I, the following registration statement on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Series Trust I of the series of Columbia Funds Series Trust I indicated below:

Target Fund	Acquiring Fund

Columbia Disciplined Small Core Fund	Columbia Small Cap Value Fund I

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 21st day of February, 2020

/s/ Janet L. Carrig	Trustee
Janet L. Carrig

/s/ Douglas A. Hacker	Trustee
Douglas A. Hacker

/s/ Nancy T. Lukitsh	Trustee
Nancy T. Lukitsh

/s/ David M. Moffett	Trustee
David M. Moffett

/s/ John J. Neuhauser	Trustee
John J. Neuhauser

/s/ Patrick J. Simpson	Trustee
Patrick J. Simpson

/s/ William F. Truscott	Trustee
William F. Truscott